Exhibit 99.1

STRYKER REPORTS 2017 RESULTS AND 2018 OUTLOOK
Kalamazoo, Michigan - January 30, 2018 - Stryker Corporation (NYSE:SYK) reported 2017 operating results for the fourth quarter and full year and 2018 outlook:
Fourth Quarter Highlights
Net sales grew 10.0% to $3.5 billion (8.7% constant currency)

Orthopaedics	8.1%	or	6.8%	constant currency
MedSurg	10.9%	or	9.8%	constant currency
Neurotechnology and Spine	11.5%	or	10.3%	constant currency
Reported net earnings per diluted share decreased 149.3% to a net loss per diluted share of $0.66
Adjusted net earnings per diluted share(1) increased 10.1% to $1.96
Full Year Highlights
Net sales grew 9.9% to $12.4 billion (9.8% constant currency)

Orthopaedics	6.6%	or	6.5%	constant currency
MedSurg	13.6%	or	13.4%	constant currency
Neurotechnology and Spine	8.2%	or	8.3%	constant currency
Reported net earnings per diluted share decreased 38.4% to $2.68
Adjusted net earnings per diluted share(1) increased 11.9% to $6.49

"As pre-announced, we delivered excellent organic sales growth of over 8% in the fourth quarter, capping off a strong year for Stryker," said Kevin A. Lobo, Chairman and Chief Executive Officer.  "We expect our positive momentum to continue in 2018 with another year of strong organic sales growth and leveraged adjusted earnings gains."
Sales Analysis
Consolidated net sales of $3.5 billion and $12.4 billion increased 10.0% and 9.9% as reported in the quarter and full year and 8.7% and 9.8% in constant currency, as foreign currency exchange rates positively impacted net sales by 1.2% and 0.1%. Excluding the 0.7% and 2.7% impact of acquisitions, net sales increased 8.1% and 7.1% in constant currency, including 9.1% and 8.2% from increased unit volumes partially offset by 1.0% and 1.1% in lower prices.
Orthopaedics net sales of $1.3 billion and $4.7 billion increased 8.1% and 6.6% as reported in the quarter and full year and 6.8% and 6.5% in constant currency, as foreign currency exchange rates positively impacted net sales by 1.3% and 0.1%. There was no impact of acquisitions in the quarter and 0.3% impact of acquisitions in the full year. Net sales increased 6.8% and 6.2% excluding acquisitions and in constant currency, including 9.3% and 8.6% from increased unit volumes partially offset by 2.5% and 2.4% in lower prices.
MedSurg net sales of $1.6 billion and $5.6 billion increased 10.9% and 13.6% as reported in the quarter and full year and 9.8% and 13.4% in constant currency, as foreign currency exchange rates positively impacted net sales by 1.1% and 0.2%. Excluding the 1.3% and 5.6% impact of acquisitions, net sales increased 8.5% and 7.8% in constant currency, including 8.0% and 7.5% from increased unit volumes and 0.5% and 0.2% from higher prices.
Neurotechnology and Spine net sales of $0.6 billion and $2.2 billion increased 11.5% and 8.2% as reported in the quarter and full year and 10.3% and 8.3% in constant currency, as foreign currency exchange rates positively impacted net sales by 1.2% in the quarter and nominally for the full year. Excluding the 0.4% and 0.7% impact of acquisitions, net sales increased 10.0% and 7.6% in constant currency, including 11.7% and 9.1% from increased unit volumes partially offset by 1.7% and 1.5% in lower prices.
Earnings Analysis
Reported net earnings decreased 148.9% in the quarter to a net loss of $249 million and reported net earnings decreased 38.1% to $1,020 million in the full year. Reported net earnings per diluted share decreased 149.3% in the quarter to a net loss per diluted share of $0.66 and reported net earnings per diluted share decreased 38.4% to $2.68 in the full year. Reported net earnings includes charges for the impact of the Tax Cuts and Jobs Act of 2017, amortization of purchased intangible assets, restructuring-related activities, Rejuvenate and ABG II recall, and acquisition and integration related activities. The effect of each of these matters on reported net earnings and net earnings per diluted share appears in the reconciliation of actual results to adjusted results. Excluding the impact of these charges increases gross profit margin in the quarter from 64.5% to 66.4% and for the full year from 65.7% to 66.3% and increases operating income margin in the quarter from 20.5% to 27.0% and for the full year from 18.4% to 25.2%.
Excluding the impact of the items described above, adjusted net earnings(2) of $746 million and $2,465 million increased 10.5% and 12.3%, in the quarter and full year. Adjusted net earnings per diluted share(1) of $1.96 and $6.49 increased 10.1% and 11.9% in the quarter and full year.

2018 Outlook
We expect 2018 organic sales growth to be in the range of 6.0% to 6.5%. For 2018, we will adopt ASU 2014-09 Revenue from Contracts with Customers, which impacts the timing of revenue recognition and requires the presentation of certain costs previously reported as selling expenses as a reduction of revenue, both of which are not anticipated to be material. The reclassification of selling costs will result in a reduction of net sales, but has no impact on operating income or net earnings. We expect adjusted net earnings per diluted share(3) to be in the range of $1.57 to $1.62 in the first quarter and $7.07 to $7.17 in the full year. If foreign currency exchange rates hold near current levels, we expect net sales to be favorably impacted by approximately 1.0% for the full year. When considered along with our hedging program, we expect modest favorability in net earnings per diluted share in the first quarter and full year.
(1) A reconciliation of reported net earnings per diluted share to adjusted net earnings per diluted share, a non-GAAP financial measure, and other important information appears below.
(2) A reconciliation of reported net earnings to adjusted net earnings, a non-GAAP financial measure, and other important information appears below.
(3) A reconciliation of expected net earnings per diluted share to expected adjusted net earnings per diluted share for the first quarter and full year and other important information appears below.

Conference Call on Tuesday, January 30, 2018
As previously announced, Stryker will host a conference call on Tuesday, January 30, 2018 at 4:30 p.m., Eastern Time, to discuss the Company's operating results for the quarter and year ended December 31, 2017 and provide an operational update.
To participate in the conference call dial (844) 826-0610 (domestic) or (973) 453-3249 (international) and be prepared to provide confirmation number 2788919 to the operator.
A simultaneous webcast of the call will be accessible via the Company's website at www.stryker.com. The call will be archived on the Investors page of this site.
A recording of the call will also be available from 8:00 p.m., Eastern Time, on Tuesday, January 30, 2018, until 11:59 p.m., Eastern Time, on Tuesday, February 6, 2018. To hear this recording you may dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and enter conference ID number 2788919.
Caution Concerning Forward-Looking Statements
This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities laws that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the ultimate total cost with respect to the Rejuvenate and ABG II matter; the impact of investigative and legal proceedings and compliance risks; resolution of tax audits; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; changes in the competitive environment; our ability to integrate acquisitions; and our ability to realize anticipated cost savings. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
Stryker is one of the world's leading medical technology companies and, together with our customers, we are driven to make healthcare better. The Company offers a diverse array of innovative products and services in Orthopaedics, Medical and Surgical, and Neurotechnology and Spine that help improve patient and hospital outcomes. Stryker is active in over 100 countries around the world. Please contact us for more information at www.stryker.com.

For investor inquiries please contact:
Katherine A. Owen, Stryker Corporation, 269-385-2600 or katherine.owen@stryker.com

For media inquiries please contact:
Yin Becker, Stryker Corporation, 269-385-2600 or yin.becker@stryker.com

STRYKER CORPORATION For the Three Months and Full Year Ended December 31 (Unaudited - Millions of Dollars, Except Per Share Amounts) CONDENSED STATEMENTS OF EARNINGS

	Three Months			Full Year
	2017	2016	% Change	2017	2016	% Change
Net sales	$3,471	$3,157	10.0%	$12,444	$11,325	9.9%
Cost of sales	1,232	1,071	15.0	4,271	3,830	11.5
Gross profit	$2,239	$2,086	7.4%	$8,173	$7,495	9.0%
% of sales	64.5%	66.1%		65.7%	66.2%
Research, development and engineering expenses	205	189	8.8	787	715	10.2
Selling, general and administrative expenses	1,217	1,093	11.3	4,552	4,137	10.0
Recall charges	9	54	(83.3)	173	158	9.5
Intangible asset amortization	96	89	7.9	371	319	16.3
Total operating expenses	$1,527	$1,425	7.2%	$5,883	$5,329	10.4%
Operating income	$712	$661	7.7%	$2,290	$2,166	5.7%
% of sales	20.5%	20.9%		18.4%	19.1%
Other income (expense), net	(63)	(73)	(13.7)	(227)	(245)	(7.3)
Earnings before income taxes	$649	$588	10.3%	$2,063	$1,921	7.4%
Income Taxes	898	78	1,051.3	1,043	274	280.7
Net (loss) earnings	$(249)	$510	(148.9)%	$1,020	$1,647	(38.1)%
Net (loss) earnings per share of common stock:
Basic	$(0.66)	$1.36	(148.5)%	$2.73	$4.40	(38.0)%
Diluted	$(0.66)	$1.34	(149.3)%	$2.68	$4.35	(38.4)%
Weighted-average shares outstanding - in millions:
Basic	374.4	374.5		374.0	374.1
Diluted	380.9	379.1		380.1	378.5
CONDENSED BALANCE SHEETS

	December
	2017	2016
Assets
Cash and cash equivalents	$2,542	$3,316
Marketable securities	251	68
Accounts receivable, net	2,198	1,967
Inventories	2,465	2,030
Other current assets	537	480
Total current assets	$7,993	$7,861
Property, plant and equipment, net	1,975	1,569
Goodwill and other intangibles, net	10,631	9,864
Other assets	1,584	1,141
Total assets	$22,183	$20,435
Liabilities and shareholders' equity
Current liabilities	$3,289	$2,554
Accrued recall expenses	196	594
Other noncurrent liabilities	2,114	1,051
Long-term debt, excluding current maturities	6,590	6,686
Shareholders' equity	9,994	9,550
Total liabilities and shareholders' equity	$22,183	$20,435
CONDENSED STATEMENTS OF CASH FLOWS

	2017	2016
Operating activities
Net earnings	$1,020	$1,647
Depreciation	271	227
Amortization of intangible assets	371	319
Changes in operating assets and liabilities and other, net	(103)	(278)
Net cash provided by operating activities	$1,559	$1,915
Investing activities
Acquisitions, net of cash acquired	$(831)	$(4,332)
Purchases of property, plant and equipment	(598)	(490)
Change in marketable securities, net	(183)	634
Other investing, net	(1)	(3)
Net cash (used in) provided by investing activities	$(1,613)	$(4,191)
Financing activities
Borrowings/repayments of debt, net	$299	$2,912
Dividends paid	(636)	(568)
Repurchase of common stock	(230)	(13)
Payments to purchase noncontrolling interest	(99)	—
Other financing	(128)	(73)
Net cash (used in) provided by financing activities	$(794)	$2,258
Effect of exchange rate changes on cash and cash equivalents	74	(45)
Change in cash and cash equivalents	$(774)	$(63)

STRYKER CORPORATION Three Months and Full Year Ended December 31 (Unaudited - Millions of Dollars) CONDENSED SALES ANALYSIS

	Three Months				Full Year
			% Change				% Change
	2017	2016	As Reported	Constant Currency	2017	2016	As Reported	Constant Currency
Geographic:
United States	$2,513	$2,325	9.3%	9.3%	$9,059	$8,247	10.1%	10.1%
International	958	832	11.7	7.3	3,385	3,078	9.4	9.0
Total	$3,471	$3,157	10.0%	8.7%	$12,444	$11,325	9.9%	9.8%
Segment:
Orthopaedics	$1,305	$1,206	8.1%	6.8%	$4,713	$4,422	6.6%	6.5%
MedSurg	1,580	1,425	10.9	9.8	5,557	4,894	13.6	13.4
Neurotechnology and Spine	586	526	11.5	10.3	2,174	2,009	8.2	8.3
Total	$3,471	$3,157	10.0%	8.7%	$12,444	$11,325	9.9%	9.8%

SUPPLEMENTAL SALES GROWTH ANALYSIS
	Three Months
			Percentage Change
					United States	International
	2017	2016	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopaedics:
Knees	$446	$405	9.9%	8.8%	10.5%	8.4%	4.3%
Hips	348	334	4.4	3.2	3.5	6.0	2.6
Trauma and Extremities	408	366	11.2	9.4	11.5	10.6	6.1
Other	103	101	2.3	1.5	2.1	3.1	(1.5)
	$1,305	$1,206	8.1%	6.8%	8.1%	8.2%	4.1%
MedSurg:
Instruments	$488	$431	13.4%	12.4%	13.5%	13.0%	8.8%
Endoscopy	469	421	11.3	10.2	13.1	5.6	1.1
Medical	556	511	8.5	7.1	6.3	16.4	10.0
Sustainability	67	62	10.9	10.8	10.9	0.5	(3.4)
	$1,580	$1,425	10.9%	9.8%	10.7%	11.8%	6.7%
Neurotechnology and Spine:
Neurotechnology	$387	$331	17.2%	15.8%	12.9%	24.9%	20.8%
Spine	199	195	2.0	1.0	0.4	6.9	2.9
	$586	$526	11.5%	10.3%	7.8%	19.7%	15.6%
Total	$3,471	$3,157	10.0%	8.7%	9.3%	11.7%	7.3%

	Full Year
			Percentage Change
					United States	International
	2017	2016	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopaedics:
Knees	$1,595	$1,490	7.0%	6.9%	7.4%	5.9%	5.5%
Hips	1,303	1,283	1.6	1.8	2.0	0.9	1.4
Trauma and Extremities	1,478	1,364	8.3	8.2	11.0	3.8	3.5
Other	337	285	18.0	17.6	17.9	18.6	16.4
	$4,713	$4,422	6.6%	6.5%	7.8%	4.0%	3.8%
MedSurg:
Instruments	$1,678	$1,553	8.1%	8.0%	8.1%	7.9%	7.5%
Endoscopy	1,652	1,470	12.4	12.0	14.2	6.3	5.0
Medical	1,969	1,633	20.5	20.4	17.7	31.4	30.4
Sustainability	258	238	8.9	8.9	8.9	26.2	24.4
	$5,557	$4,894	13.6%	13.4%	13.2%	15.1%	14.1%
Neurotechnology and Spine:
Neurotechnology	$1,423	$1,255	13.4%	13.4%	11.2%	17.4%	17.3%
Spine	751	754	(0.4)	(0.4)	(0.6)	0.1	0.2
	$2,174	$2,009	8.2%	8.3%	6.3%	12.4%	12.4%
Total	$12,444	$11,325	9.9%	9.8%	10.1%	9.4%	9.0%

SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
We supplement the reporting of our financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency; percentage organic sales growth; adjusted gross profit; cost of sales excluding specified items; adjusted selling, general and administrative expenses; adjusted operating income; adjusted effective income tax rate; adjusted net earnings; and adjusted net earnings per diluted share. We believe that these non-GAAP measures provide meaningful information to assist investors and shareholders in understanding our financial results and assessing our prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures for reviewing the operating results of reportable business segments and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.
To measure percentage sales growth in constant currency, we remove the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Percentage sales growth in constant currency is calculated by translating current and prior year results at the same foreign currency exchange rate. To measure percentage organic sales growth, we remove the impact of changes in foreign currency exchange rates and acquisitions that affect the comparability and trend of sales. Percentage organic sales growth is calculated by translating current year results at prior year average foreign currency exchange rates excluding the impact of acquisitions. To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect the comparability of operating results and the trend of earnings.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, selling, general and administrative expenses, operating income, effective income tax rate, net earnings and net earnings per diluted share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of our business. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following reconciles the non-GAAP financial measures discussed above with the most directly comparable GAAP financial measures:
STRYKER CORPORATION
Three Months and Year December 31
(Unaudited - Millions of Dollars, Except Per Share Amounts)
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

Three Months 2017	Gross Profit	Selling, General & Administrative Expenses	Amortization of Intangible Assets	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$2,239	$1,217	$96	$712	$(249)	138.4%	$(0.66)
Acquisition and integration related charges: (a)
Inventory stepped up to fair value	20	—	—	20	18	(0.2)	0.04
Other acquisition and integration related	—	(15)	—	15	11	0.3	0.04
Amortization of purchased intangible assets	—	—	(96)	96	60	3.1	0.17
Restructuring-related and other charges (b)	45	(30)	—	75	60	0.4	0.16
Rejuvenate and other recall matters (c)	—	—	—	9	8	(0.1)	0.01
Legal matters (d)	—	(9)	—	9	5	0.3	0.01
Tax Matters (e)	—	—	—	—	833	(126.1)	2.19
Adjusted	$2,304	$1,163	$—	$936	$746	16.1%	$1.96

Three Months 2016	Gross Profit	Selling, General & Administrative Expenses	Amortization of Intangible Assets	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$2,086	$1,093	$89	$661	$510	13.3%	$1.34
Acquisition and integration related charges: (a)
Inventory stepped up to fair value	(1)	—	—	(1)	—	(0.1)	—
Other acquisition and integration related	—	(12)	—	12	8	0.3	0.01
Amortization of purchased intangible assets	—	—	(89)	89	61	2.2	0.17
Restructuring-related and other charges (b)	8	(50)	—	58	44	0.7	0.12
Rejuvenate and other recall matters (c)	—	—	—	54	44	0.1	0.12
Tax Matters (e)	—	—	—	—	8	0.2	0.02
Adjusted	$2,093	$1,031	$—	$873	$675	16.7%	$1.78

Full Year 2017	Gross Profit	Selling, General & Administrative Expenses	Amortization of Intangible Assets	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$8,173	$4,552	$371	$2,290	$1,020	50.6%	$2.68
Acquisition and integration related charges: (a)
Inventory stepped up to fair value	22	—	—	22	20	(0.1)	0.05
Other acquisition and integration related	—	(42)	—	42	31	0.2	0.09
Amortization of purchased intangible assets	—	—	(371)	371	250	3.0	0.67
Restructuring-related and other charges (b)	57	(137)	—	194	155	0.4	0.41
Rejuvenate and other recall matters (c)	—	—	—	173	131	0.7	0.34
Legal matters (d)	—	(39)	—	39	25	0.4	0.06
Tax Matters (e)	—	—	—	—	833	(39.6)	2.19
Adjusted	$8,252	$4,334	$—	$3,131	$2,465	15.6%	$6.49

Full Year 2016	Gross Profit	Selling, General & Administrative Expenses	Amortization of Intangible Assets	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$7,495	$4,137	$319	$2,166	$1,647	14.3%	$4.35
Acquisition and integration related charges: (a)
Inventory stepped up to fair value	36	—	—	36	23	0.4	0.06
Other acquisition and integration related	—	(95)	—	95	77	0.1	0.20
Amortization of purchased intangible assets	—	—	(319)	319	221	2.2	0.59
Restructuring-related and other charges (b)	15	(110)	—	125	98	0.3	0.26
Rejuvenate and other recall matters (c)	—	—	—	158	127	0.1	0.34
Legal matters (d)	—	12	—	(12)	(7)	(0.2)	(0.02)
Tax Matters (e)	—	—	—	—	8	0.1	0.02
Adjusted	$7,546	$3,944	$—	$2,887	$2,194	17.3%	$5.80
STRYKER CORPORATION Three Months March 31 and Full Year 2018 RECONCILIATION OF EXPECTED NET EARNINGS PER DILUTED SHARE TO EXPECTED ADJUSTED NET EARNINGS PER DILUTED SHARE

	Three Months		Full Year
	Low	High	Low	High
Expected - Reported	$1.25	$1.35	$5.85	$6.10
Acquisition and integration related charges (a)	0.05	0.04	0.12	0.07
Amortization of purchased intangible assets	0.21	0.19	0.89	0.84
Restructuring-related and other charges (b)	0.06	0.04	0.21	0.16
Rejuvenate and other recall matters (c)	—	—	—	—
Expected - Adjusted	$1.57	$1.62	$7.07	$7.17

Expected blended effective tax rate	17.5%	16.5%	17.5%	16.5%
Expected weighted average diluted shares outstanding	380.1		380.2

(a)	Charges represent certain acquisition and integration related costs associated with acquisitions.
(b)
Charges represent the cost associated with certain restructuring-related charges associated with the termination of sales relationships in certain countries, workforce reductions, elimination of product lines, hurricanes and other restructuring-related activities.

(c)	Charges represent changes in our best estimate of the minimum end of the range of probable loss to resolve the Rejuvenate and ABG II recall and other recall matters.
(d)	Amount represents gains or losses associated with legal settlements.
(e)
Charges represent the impact of accounting for the compliance with the Tax Cuts and Jobs Act of 2017, certain significant and discrete tax items, and adjustments to interest expense related to the settlement of certain tax matters.